[AETNA Logo]

                                               Shaun P. Mathews
 Interoffice Communication                     President, Aetna Mutual Funds
                                               Phone:    860-275-3209
                                               Fax:      860-275-3197







To       Annuity and Pension Producers
         Annuity and Pension Field Offices

Date     May 10, 1996

Subject  Upcoming Variable Annuity Proxy Process


As you know, we are seeking a fee increase for certain of the variable annuity mutual funds managed by ALIAC.

Attached for your information is a copy of the Aetna Variable Fund (AVF) proxy that was mailed recently to your customers. Proxies on Aetna Investment Advisers Fund (AIAF), Aetna Income Shares (AIS) and the variable annuity Generation Portfolios will be mailed in the next day or so.

I recognize the challenge you face in working through this fee increase with your sponsors and participants. However, this mutual fund fee increase is a critical step in repositioning ARS' product pricing to bring it in line with the competition and achieve profit margins that support continued reinvestment in the business to the benefit of all stakeholders.

When working with your customers on the proxy recommendations, there are several important facts (also see attached Exhibit 1):

1. Aetna's variable annuity mutual fund advisory fees are competitively low by any standard and in the case of AVF and AIS, have not changed in over 15 years.

2. Even when increased, these management fees are below average and compare favorably to the outside funds incorporated in ARS' product lines. For example, AVF, which now has the lowest fees of 44 competitive funds, will still be lower than 34 of these competitors after the fees increase.

ARS Producers
May 10, 1996
Page 2


3. We have significantly enhanced ALIAC's investment capabilities over the past two years and recent investment performance has shown the benefit. The proposed merger with Aeltus will further expand our capabilities. To assist you in answering customers' questions about performance, I have attached in Exhibit 2 FUND LEVEL PERFORMANCE DATA on AVF, AIAF and AIS through 3/31/96. Please note that Morningstar and Lipper rankings are based upon comparisons of insurance contract sub-account performance utilizing ALIAC's Separate Account C with a mortality and expense charge of 125 b.p. Actual performance may differ depending upon the specific contract of your customer. To the extent you discuss performance with customers, please remember to provide the appropriate quarterly performance report which contains required disclosure and disclaimers.

4. While we are seeking an advisory fee increase on the Generation Portfolios (10 b.p.), we have also established a FIXED CHARGE for fund level administrative charges. The two in combination will actually result in lower overall fund expenses vs. total 1995 charges for the Generation Portfolios.

A successful shareholder vote is fundamental to positioning ARS product offerings for the future and will facilitate market responsive product pricing to meet customer needs. Drew Lawton will provide some of his perspectives on the proposed fee increase on the ALIAC Investment Hot Line next week (1-800-893-INFO). This hotline is for field office and producer use only.

Your help and support in this proxy process are greatly appreciated. If you have any questions, please call your field office. If your customers have questions, you may respond to them directly or refer them to the special telephone unit established for the proxy (1-800-632-2386).



cc:  Mark Hug
     Drew Lawton
     Jim Lehan

                                   EXHIBIT 1


                      AETNA VARIABLE ANNUITY MUTUAL FUNDS
                  SELECTIVE MARKET & COMPETITIVE INFORMATION


              MUTUAL FUND FEE COMPARISON VS. COMPETITIVE UNIVERSE
                                (Basis Points)

                                   ALIAC Total Fund         Lipper                        New
                                        Charges
                                  Current     Proposed*    Average       ALIAC        ALIAC Rank*
                                                                         Rank**
Aetna Variable Fund                 30           56           77         1 of 44        10 of 44
Aetna Investment Advisers           32           58           68         2 of 54        16 of 54
Fund
Aetna Income Shares                 33           48           56         2 of 19        5 of 19

*    Assumes successful shareholder vote.
**   "1" is lowest fee


   FEE COMPARISON TO OTHER VARIABLE FUNDING OPTIONS INCLUDED IN ARS PRODUCTS
                                (Basis Points)

                                Bond Fund          Growth &                   Balanced/Flexible
                                                    Income
        ALIAC (Current Fees)       33 b.p.            30 b.p.                         32 b.p.

        Alger                     N/A                 75                             108
        Fidelity                   67                 58                              80
        Franklin                   63                N/A                             N/A
        Janus                      65                 88                             157
        Neuberger & Berman         73                N/A                              97
        Twentieth Century         N/A                N/A                             100


     THIS MATERIAL SHOULD NOT BE REPRODUCED AND/OR SHARED WITH CUSTOMERS.

                                   EXHIBIT 2

                      INVESTMENT PERFORMANCE: FUND LEVEL*
                                (as of 3/31/96)

AETNA VARIABLE FUND
                             YTD         1 Yr.         3 Yr. Annual      5 Yr. Annual     10 Yr. Annual
                             ---         -----         ------------      ------------     -------------
 Aetna Variable Fund        5.92%        32.14%           13.18%            12.18%           13.04%

 S&P 500                    5.45%        32.14%           15.71%            14.68%           13.89%
 Morningstar Rank(1) (2)     19%          16%               89%               91%               49%
 Lipper Rank(2) (3)          35%          25%               78%               84%               58%

(1) Ranking is based on Morningstar VA/VL Growth & Income Fund Universe which compares performance at sub-account level. Ranking of 19% means that AVF sub-account performance (after mortality and expense charges but before maintenance fees and surrender charges) is in the top 19% of sub-accounts against which it is compared. Universe consists of 313 sub-accounts.
(2) Performance rankings are based upon comparison of insurance sub-account performance (after mortality and expense charges, but before maintenance fees and surrender charges). ALIAC's rank is based upon Separate Account C performance utilizing a mortality and expense charge of 125 b.p. Actual performance may differ depending upon the specific contract of your customer.
(3) Ranking is based on Lipper - VIPPAS Growth & Income Fund Universe which compares performance at sub-account level. Ranking of 35% means that AVF is in the top 35% of sub-accounts against which it is compared. Universe consists of 153 sub-accounts.


AETNA INVESTMENT ADVISERS FUND
                             YTD         1 Yr.         3 Yr. Annual      5 Yr. Annual     10 Yr. Annual
                             ---         -----         ------------      ------------     -------------
 Aetna Investment Advisers  2.53%        24.34%           11.62%            11.11%           n/a

 60/40 Index(1)             2.52%        23.23%           11.79%            12.25%           n/a
 Morningstar Rank(2) (3)     56%          11%              17%               45%             n/a
 Lipper Rank(3) (4)          65%          14%              21%               58%             n/a

(1) 60% Standard & Poors 500 and 40% Lehman Brothers Aggregate Bond Index
(2) Morningstar VA/VL Balanced Fund Universe. Universe consists of 367 sub-accounts.
(3) Performance rankings are based upon comparison of insurance sub-account performance (after mortality and expense charges, but before maintenance fees and surrender charges). ALIAC's rank is based upon Separate Account C performance utilizing a mortality and expense charge of 125 b.p. Actual performance may differ depending upon the specific contract of your customer.
(4) Lipper - VIPPAS Flexible Portfolio Fund Universe. Universe consists of 191 sub-accounts.

AETNA INCOME SHARES
                             YTD         1 Yr.         3 Yr. Annual      5 Yr. Annual     10 Yr. Annual
                             ---         -----         ------------      ------------     -------------
 Aetna Income Shares        -1.53%       11.71%           5.97%             8.78%            9.04%

 Lehman Aggregate           -1.77%       10.79%           5.99%             8.49%            8.62%
 Morningstar Rank(1) (2)     39%          30%              38%               44%              16%
 Lipper Rank(2) (3)          12%          28%              35%               44%              30%

(1) Morningstar VA/VL Corporate Bond Fund Universe. Universe consists of 263 sub-accounts.
(2) Performance rankings are based upon comparison of insurance sub-account performance (after mortality and expense charges, but before maintenance fees and surrender charges). ALIAC's rank is based upon Separate Account C performance utilizing a mortality and expense charge of 125 b.p. Actual performance may differ depending upon the specific contract of your customer.
(3) Lipper - VIPPAS Corporate Bond "A" Rated Fund Universe. Universe consists of 73 sub-accounts.

* AETNA MUTUAL FUND LEVEL PERFORMANCE. AETNA FUND PERFORMANCE IS BEFORE MORTALITY AND EXPENSE CHARGES AND OTHER SEPARATE ACCOUNT FEES. ALSO SEE FOOTNOTES ABOVE REGARDING RANKINGS WHICH ARE BASED UPON INSURANCE CONTRACT SUB-ACCOUNT PERFORMANCE.

              PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

     THIS MATERIAL SHOULD NOT BE REPRODUCED AND/OR SHARED WITH CUSTOMERS.